Jetblue Airways Corporation 2020 Crewmember Stock Purchase Plan

I. Purpose of the Plan

This 2020 Crewmember Stock Purchase Plan is intended to promote the interests of JetBlue Airways Corporation, a Delaware corporation, by providing eligible crewmembers with the opportunity to acquire a proprietary interest in the Corporation through accumulated Contributions. The Corporation intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, shall be construed to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of a right to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; a right granted under the Non-423 Component shall provide for substantially the same benefits as a right granted under the 423 Component, except that a Non-423 Component purchase right may include features necessary to comply with applicable non-U.S. laws pursuant to rules, procedures or sub-plans adopted by the Plan Administrator. Except as otherwise provided herein or by the Plan Administrator, the Non-423 Component shall operate and be administered in the same manner as the 423 Component. Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. Administration of the Plan

The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan, to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine which entities shall be Designated Affiliates for the 423 Component and the Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan (including making factual determinations), and to establish procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans and appendices to the enrollment agreement as are necessary or appropriate to permit the participation in the Plan by individuals who are foreign nationals or employed outside the U.S., the terms of which sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section III, but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of this Plan shall govern the operation of such sub-plan or appendix). Unless otherwise determined by the Plan Administrator, the Eligible Crewmembers eligible to participate in each sub-plan shall participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423 Component, in either case unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Cash Earnings, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and the handling of stock certificates that vary with applicable local requirements. The Plan Administrator is also authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of a purchase right granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of purchase rights granted under the Plan or the same Offering to employees resident solely in the United States. Decisions of the Plan Administrator shall be final, binding, and conclusive on all parties having an interest in the Plan. Subject to Applicable Laws, the Plan Administrator may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Corporation or any Participating Corporation and revoke any such delegation. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Plan Administrator under the Plan, including, but not limited to, establishing procedures to be followed by the Plan Administrator.

III. Stock Subject to Plan

A.
The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 17,530,985 shares, which shall be submitted to the stockholders for approval, and approved by the stockholders at the May 2020 annual meeting.

B.
In the event of any of the following transactions affecting the Common Stock: any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other similar change affecting the outstanding Common Stock, or a merger, consolidation, acquisition of property or shares, spin-off, other distribution of stock or property (including any extraordinary cash or stock dividend), or liquidation or other similar event affecting the Corporation or a subsidiary of the Corporation, then equitable adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the outstanding purchase rights, and such adjustments shall be final, binding and conclusive on the holders of those rights.

IV. Offering Periods

A.
Shares of Common Stock shall be offered for purchase under the Plan through a series of concurrent offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.
Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Unless otherwise determined by the Plan Administrator, offering periods shall commence at semiannual intervals on the first Trading Day of May and November each year over the term of the Plan, and, accordingly, two (2) separate offering periods shall commence in each calendar year the Plan remains in existence. Unless otherwise determined by the Plan Administrator prior to the start of such offering period, each offering period shall have a maximum duration of six (6) months.

C.
Each offering period shall consist of a series of one or more successive Purchase Intervals. Unless otherwise determined by the Plan Administrator, Purchase Intervals shall run from the first Trading Day in May to the last Trading Day in October each year and from the first Trading Day in November each year to the last Trading Day in April in the following year. Each offering period will consist of one Purchase Interval, unless the duration of that offering period exceeds six (6) months.

V. Eligibility; Enrollment

A.
Each individual who is an Eligible Crewmember on the start date of any offering period under the Plan may enter that offering period on such start date. However, an Eligible Crewmember may participate in only one offering period at a time.

B.
An Eligible Crewmember must, in order to participate in the Plan for a particular offering period, enroll online in the manner and through the website designated by the Corporation, elect to have Contributions made on each pay day during the offering period (in the form of payroll deductions or otherwise, to the extent permitted by the Plan Administrator), and file with the Plan Administrator (or its designate) any forms prescribed by it, on or before the start date of that offering period.

C.
With respect to each succeeding offering period, a Participant shall be deemed (i) to have elected to participate in such immediately succeeding offering period and (ii) to have authorized the same form of Contributions for such immediately succeeding offering period as was in effect for the Participant immediately prior to the commencement of such succeeding offering period, unless (1) such Participant elects otherwise prior to the start date of such succeeding offering period, in accordance with Section VI. A, (2) such Participant withdraws from the Plan prior to the commencement of such succeeding offering period in accordance with Section VII. H or (3) on the start date of such succeeding offering period, such Participant is no longer an Eligible Crewmember.

D.
Eligible Crewmembers who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Crewmember is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Crewmember may be excluded from participation in the Plan or an Offering if the Plan Administrator has determined that participation of such Eligible Crewmember is not advisable or practicable.

VI. Contributions

A.
The Contributions authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The rate of Contribution so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i)
Using the online authorization process designated for this purpose by the Corporation in accordance with Section V.B, the Participant may, at any time during the offering period, reduce his or her rate of Contribution to become effective as soon as administratively practicable after the date of such online authorization. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii)
Using the online authorization process designated for this purpose by the Corporation in accordance with Section V.B, the Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her Contribution. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the date of such online authorization.

(iii)
During a Purchase Interval, a Participant may cease Contributions if she or he elects a 0% deduction, and participate in the purchase on the Purchase Date. Unless the Participant reenrolls as permitted with a 1 – 10% payroll deduction, any Participant with a 0% deduction on a Purchase Date will be administratively withdrawn from the Plan prior to the commencement of the next offering period.

B.
Contributions from after-tax Cash Earnings shall begin on the first pay day administratively practicable following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance, from time to time, outstanding in such account.

C.
Notwithstanding any other provisions in the Plan, the Plan Administrator, in its sole discretion, may permit Eligible Crewmembers in a specified Offering to participate in the Plan via cash, check or other means instead of payroll deductions if (i) payroll deductions are not permitted under Applicable Law; (ii) the Plan Administrator determines the cash contributions are permissible for Participants participating in the 423 Component; or (iii) the Participants are participating in the Non-423 Component.

D.
All Contributions received or held by the Corporation under the Plan may be used for any corporate purpose and commingled with the general assets of the Corporation, and all Contributions collected from the Participants shall not be required to be held in any segregated account or trust fund, except under Offerings in which Applicable Law requires that Contributions by Participants to the Plan be segregated from the Corporation’s general corporate funds or deposited with an independent third party for Participants in non-U.S. jurisdictions.

E.	Contributions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

F.
The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII. Purchase rights

A.
Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. On the Grant Date, the Participant shall be granted the right to purchase shares of Common Stock, at the end of each Purchase Interval within that offering period, upon the terms set forth below.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Crewmember if such individual would, immediately after the grant, own (within the meaning of Section 424(d) of the Code) or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.
Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C.
Tax Withholding. At the time a Participant’s purchase right is granted or exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she purchases under the Plan, the Participant shall make adequate provision for the federal, state, local and non-United States tax withholding obligations, if any, of the Corporation and/or any other applicable Participating Corporation which arise upon grant or exercise of such purchase right or upon such disposition of shares, respectively. The Corporation and/or applicable Participating Corporation may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

D.
Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within a particular offering period in which he or she is enrolled shall be equal to the Applicable Percentage of the Fair Market Value per share of Common Stock. The Applicable Percentage with respect to each Purchase Interval shall be eighty-five percent (85%) unless and until such Applicable Percentage is changed by the Plan Administrator, in its discretion, provided that any such change in the Applicable Percentage with respect to a given Purchase Interval must be established prior to the commencement of the enrollment process for such Purchase Interval.

E.
Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 4,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant on each Purchase Date which occurs during that offering period.

F.
Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because (i) they are not sufficient to purchase a whole share of Common Stock or (ii) they exceed the accrual limitations in Section VIII that precludes a Participant from purchasing additional shares of Common Stock on any Purchase Dates shall be refunded as soon as administratively possible. Additionally, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date or any other reason shall be refunded as soon as administratively possible.

G.	Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period:

(i)
Using the online authorization process designated for this purpose by the Corporation in accordance with Section V.B, a Participant may withdraw from the offering period in which he or she is enrolled at any time prior to ten (10) days before the next scheduled Purchase Date, and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall be held for the purchase of shares on the next Purchase Date, unless the Participant elects at the time of such withdrawal, in accordance with any policies established by the Plan Administrator, to have such payroll deductions refunded as soon as administratively possible.

(ii)
The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (in accordance with Section V.B) on or before the start date of that offering period.

H.	Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i)
Should the Participant cease to remain an Eligible Crewmember for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.

(ii)
However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until 10 days before the next Purchase Date, to withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval. Should the Participant not exercise this right, such funds shall be held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. Payroll deductions under the Plan shall continue with respect to any Cash Earnings received by a Participant while he or she is on an unpaid leave of absence, unless the Participant elects to withdraw from the offering period in accordance with Section VII.G above. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant has reemployment rights with the Corporation provided by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. Notwithstanding the foregoing provisions of this Section VII.H(ii), if such period of a Participant’s leave of absence exceeds the applicable time period described in clauses (x) and (y) of the preceding sentence, then the Plan Administrator may at any time prior to the next Purchase Date cause such Participant’s outstanding purchase rights to terminate and all of the Participant’s payroll deductions for the Purchase Interval in which such purchase rights so terminate to be immediately refunded. An individual who returns to active employment following a leave of absence that exceeds the duration of the applicable (x) or (y) time period will be treated as a new Eligible Crewmember for purposes of subsequent participation in the Plan and must accordingly reenroll in the Plan (in accordance with Section V.B) on or before the start date of any subsequent offering period in which he or she wishes to participate.

(iii)
If a Participant transfers employment from the Corporation or any Designated Affiliate participating in the 423 Component to a Designated Affiliate participating in the Non-423 Component, he or she shall immediately cease to participate in the 423 Component; however, any Contributions made for the offering period in which such transfer occurs shall be transferred to the Non-423 Component, and such Participant shall immediately join the then-current Offering under the Non-423 Component upon the same terms and conditions in effect for his or her participation in the Plan, except for such modifications as may be required by applicable law or otherwise applicable for Participants of such Designated Affiliates. A Participant who transfers employment from a Designated Affiliate participating in the Non-423 Component to the Corporation or any Designated Affiliate participating in the 423 Component shall remain a Participant in the Non-423 Component until the earlier of (1) the end of the current offering period under the Non-423 Component, or (2) the first Trading Day of the first offering period in which he or she participates following such transfer. Notwithstanding the foregoing, the Plan Administrator may establish different rules to govern transfers of employment between Designated Affiliates participating in the 423 Component and the Non-423 Component, consistent with the applicable requirements of Section 423 of the Code.

I.
Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to Applicable Percentage of the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control.

However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.
The Corporation shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

Notwithstanding the foregoing provisions of this Section VII.I to the contrary, the Plan Administrator may in its discretion determine that any outstanding purchase rights shall be terminated prior to the effective date of a Change in Control, in which case all payroll deductions for the Purchase Interval in which such purchase rights are terminated shall be promptly refunded.

J.
Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the shares available or purchasable on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

K.	Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L.
Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. Accrual Limitations

A.
No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.	For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i)
The right to acquire Common Stock under each outstanding purchase right shall accrue in one or more installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii)
No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued, in the same calendar year, the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on an applicable Grant Date) for each calendar year such rights were at any time outstanding.

C.
If, by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be refunded as soon as administratively practicable.

D.
In the event there is any conflict between the provisions of this Section VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section VIII shall be controlling.

IX. Effective Time and Term of the Plan

A.
The Plan was adopted by the Board on March [•], 2020, and shall become effective upon the date on which the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock which are present or represented and entitled to vote and voted at the Corporation’s 2020 annual meeting (the “Effective Time”), which approval occurred within the period ending twelve (12) months before or after the date the Plan is adopted by the Board.

B.
Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) May 30, 2030, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, and (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

C.
From and after the Effective Time, no further grants shall be made under the JetBlue Airways Corporation 2011 Crewmember Stock Purchase Plan, as in effect immediately prior to the Effective Time (the “Prior Plan”); however, any purchase rights outstanding under the Prior Plan before the Effective Time shall continue in effect in accordance with their terms.

X. Amendment and Termination of the Plan

A.	The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval.

B.
In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, (iii) modify the eligibility requirements for participation in the Plan, or (iv) any other amendment requiring stockholder approval under any applicable law, regulation or rule.

C.	The Board may at any time terminate an offering period then in progress and provide that Participants’ then outstanding payroll deductions shall be promptly refunded.

XI. General Provisions

A.
All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.
Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.
No payment pursuant to the Plan may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Corporation’s or any Corporate Affiliate’s plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

D.
The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Corporate Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Corporation or any Corporate Affiliate pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation or any Corporate Affiliate.

E.	The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

F.
The Plan is intended to be exempt from the application of Section 409A and, to the extent not exempt, is intended to comply with Section 409A, and any ambiguities herein will be interpreted to so be exempt from, or comply with, Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that a purchase right granted under the Plan may be subject to Section 409A, or that any provision in the Plan would cause a purchase right under the Plan to be subject to Section 409A, the Plan Administrator may amend the terms of the Plan or of an outstanding purchase right granted under the Plan, or take such other action the Plan Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding purchase right or future purchase right that may be granted under the Plan from being subject to Section 409A, or to allow any such purchase right to comply with Section 409A, but only to the extent any such amendment or action by the Plan Administrator would not violate Section 409A. Notwithstanding the foregoing, the Corporation shall have no liability to a Participant or any other party if the right to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto. The Corporation makes no representation that the right to purchase Common Stock under the Plan is compliant with Section 409A.

Schedule A

Corporations Participating in 2020 Crewmember Stock Purchase Plan
As of the Effective Time

JETBLUE AIRWAYS CORPORATION

JETBLUE TECHNOLOGY VENTURES

JETBLUE TRAVEL PRODUCTS

Appendix

The following definitions shall be in effect under the Plan:

A.
Applicable Laws shall mean the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where purchase rights are, or will be, granted under the Plan.

B.	Board shall mean the Corporation’s Board of Directors.

C.
Cash Earnings shall mean (i) the regular base salary paid or wages to a Participant by one or more Participating Corporations during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, or other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings, or (B) any contributions made by the Participant to any Section 401(k) of the Code salary deferral plan or any Section 125 of the Code cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any non-cash items, profit sharing, severance or notice pay, income attributable to stock options or other stock-based compensation or contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any crewmember benefit or welfare plan now or hereafter established (other than Section 401(k) or Section 125 of the Code contributions deducted from such Cash Earnings).

D.	Change in Control shall mean the occurrence of any of the following:

a.
Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), other than the Company or a wholly owned Subsidiary thereof, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.6, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate;

b.
Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

c.
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any Affiliate, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any Affiliate (each, a “Business Combination”), in each case unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; or

d.	The consummation of a plan of complete liquidation or dissolution of the Company.

e.
For avoidance of doubt, Change in Control payments under this plan shall be made only where the definition of Change in Control (in this Section D is met) and when there is a loss of employment or substantial change in job duties as a result of the Change in Control. Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, with respect to Awards subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

E.	Code shall mean the Internal Revenue Code of 1986, as amended.

F.	Common Stock shall mean the Corporation’s common stock.

G.
Contributions shall mean the payroll deductions and other additional payments that the Corporation may permit to be made by a Participant to fund the exercise of purchase rights granted pursuant to the Plan.

H.
Corporate Affiliate shall mean (i) any parent or subsidiary corporation of the Corporation (as determined in accordance with Section 424 of the Code), whether now existing or subsequently established, and, (ii) solely for purposes of the definition of Change in Control, any Person that directly or indirectly controls, is controlled by or is under common control with the Corporation. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

I.
Corporation shall mean JetBlue Airways Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of JetBlue Airways Corporation that shall by appropriate action adopt the Plan.

J.
Designated Affiliate shall mean any Corporate Affiliate that has been designated by the Plan Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Corporation and a “subsidiary corporation” (as defined in Section 424(f) of the Code), whether now or hereafter existing, may be Designated Affiliates; provided, however, that at any given time, a “subsidiary corporation” that is a Designated Affiliate under the 423 Component shall not be a Designated Affiliate under the Non-423 Component.

K.
Effective Time shall have the meaning given such term in Section IX.A. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its Eligible Crewmember (except with respect to the definition of Change in Control).

L.	Eligible Crewmember shall mean any person who is paid remuneration for services rendered as an employee of one or more Participating Corporations.

M.
Exchange Act shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

N.
Fair Market Value per share of Common Stock shall mean: (a) if the Common Stock is listed on a national securities exchange, as of any date, the Fair Market Value shall be the closing price of a share of Common Stock on the Stock Exchange as of the immediately preceding Trading Day, as reported by a source selected by the Plan Administrator and (b) if the Common Stock is not listed on a national securities exchange, the Fair Market Value shall be determined by the Plan Administrator in its exclusive, good faith discretion.

O.	Grant Date shall mean the start date of an offering period.

P.
Offering shall mean an offer under the Plan of a purchase right that may be exercised during an offering period as further described in Section IV. Unless otherwise specified by the Plan Administrator, each Offering to the Eligible Crewmembers of the Corporation or a Designated Affiliate shall be deemed a separate Offering (the terms of which Offering under the Non-423 Component need not be identical), even if the dates and other terms of the applicable offering periods of each separate Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1),the terms of each separate Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

Q.	Participant shall mean any Eligible Crewmember of a Participating Corporation who is actively participating in the Plan.

R.
Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Crewmembers. The Participating Corporations in the Plan are listed in attached Schedule A.

S.	Plan shall mean this JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan, including both the 423 and Non-423 Components, as set forth in this document and as amended from time to time.

T.	Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

U.	Purchase Date shall mean the last Trading Day of each Purchase Interval.

V.	Purchase Interval shall mean each successive six (6)-month period within a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

W.	Section 409A shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder, as amended.

X.	Stock Exchange shall mean the Nasdaq Stock Exchange or such other securities exchange or inter-dealer quotation system as may at the applicable time be the principal market for the Common Stock.

Y.
Trading Day shall mean any day on which the Stock Exchange is open for trading or, if the Common Stock is not listed on national securities exchange, a business day, as determined by the Plan Administrator in good faith.

Z.
U.S. Treasury Regulations shall mean the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

Adopted by stockholders on May 14, 2020.